Exhibit 32. 1

Certification of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer and President

Pursuant to18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Cazador Acquisition Corporation Ltd. (the “Company”) for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Francesco Piovanetti, as Chairman of the Board, Chief Executive Officer, Chief Financial Officer and President of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Francesco Piovanetti
Francesco Piovanetti
Chairman of the Board, Chief Executive Officer,
Chief Financial Officer and President

Date : March 29, 2012

This certification is furnished as an exhibit to the Report and accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.